UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2015

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On July 30, 2015, EastGroup Properties, Inc. and certain subsidiaries (the “Company”), entered into a Second Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement with PNC Bank, National Association, and the other financial institutions signatory thereto. Among other things, the Amendment expanded the unsecured credit facility to $300 million, lowered the margins in the applicable pricing grid and extended the Maturity Date to July 30, 2019. All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement, as amended (the “Revolving Facility”).
Pursuant to the Amendment, amounts borrowed under the Revolving Facility bear interest, at the Company’s option, at the Base Rate Option plus a margin of 0.00% to 0.55% or LIBOR plus a margin of 0.875% to 1.55%, in each case depending on the Company’s credit ratings. The Revolving Facility initially bears interest at LIBOR plus 1.00% which is the equivalent of 1.19% at August 3, 2015. The facility fee may range between 0.125% to 0.30% per annum (currently 0.20%), also based upon the Company’s credit ratings.
Pursuant to the Amendment, the maturity of the Revolving Facility will be July 30, 2019 with a one year extension at the Company’s option but subject to the payment of an extension fee of 0.15% of the Lenders’ Commitments. In addition, the Total Commitment may be expanded by an amount not to exceed $150 Million with the lenders’ consent.
The Revolving Facility contains affirmative and negative covenants customarily found in facilities of this type. Under the Amendment, the only modifications to the existing covenants were to eliminate the minimum tangible net worth covenant and to reduce the capitalization rate used in certain covenants from 7.25% to 7.00%.
The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
See Item 1.01 above.

ITEM 8.01    Other Events
On July 30, 2015, the Company expanded its unsecured working cash credit facility with PNC Bank (the “Working Cash Line”) to $35 million and extended the expiration date to July 30, 2019 with a one year extension option. The Working Cash Line was extended under substantially the same terms and conditions as the Revolving Facility.
Additionally, the Company entered into:

(1)Second Amendment to 2011 Term Loan Agreement with PNC Bank, National Association for a $50 million unsecured 7 year term loan facility;

(2)Third Amendment to 2012 Term Loan Agreement with PNC Bank, National Association, and the other financial institutions signatory thereto, for an $80 million unsecured 6 year term loan facility;
(3)First Amendment to 2013 Term Loan Agreement with PNC Bank, National Association, and the other financial institutions signatory thereto, for a $75 million unsecured 7 year term loan facility;
(4)First Amendment to 2014 Term Loan Agreement with PNC Bank, National Association, and the other financial institutions signatory thereto, for a $75 million unsecured 5 year term loan facility; and
(5)First Amendment to 2015 Term Loan Agreement with The Bank of New York Mellon and the other financial institutions signatory thereto, for a $75 million unsecured 7 year term loan facility.
Pursuant to each of the above amendments, the covenants under each Term Loan were modified to be consistent with the Revolving Facility, as described above.
ITEM 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

10.1    Second Amendment to Third Amended and Restated Credit Agreement dated as of July 30, 2015 by and among EastGroup Properties, L.P.; EastGroup Properties, Inc.; PNC Bank, National Association, as Administrative Agent; and each of the financial institutions party thereto as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    August 4, 2015
EASTGROUP PROPERTIES, INC.

By: /s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer, Treasurer and Secretary